EXHIBIT 24.1

Shellpoint MORTGAGE ACCEPTANCE LLC

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Bob Magee and Saul Sanders as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as director and/or officer of Shellpoint Mortgage Acceptance LLC), to sign any Registration Statement on Form S-3 and any or all amendments thereto (including post-effective amendments) of Shellpoint Mortgage Acceptance LLC under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURE	TITLE	DATE

/s/ Saul Sanders	Chief Executive Officer and Manager	October 15, 2012
Saul Sanders

/s/ Eric Kaplan	Manager	October 15, 2012
Eric Kaplan

/s/ Joe McSherry	Principal Financial Officer and Principal Accounting Officer	October 15, 2012
Joe McSherry